 ______________________________________________________________________________
 ______________________________________________________________________________



                                 SYNETIC, INC.


                            (a Delaware corporation)


                  Convertible Subordinated Debentures due 2007



                               PURCHASE AGREEMENT



Dated:  February [  ], 1997


 ______________________________________________________________________________
 ______________________________________________________________________________

                               TABLE OF CONTENTS

PURCHASE AGREEMENT .......................................................

     SECTION 1.  Representations and Warranties ..........................
                 ------------------------------

     SECTION 2.  Sale and Delivery to Underwriter; Closing ...............
                 -----------------------------------------
          (a)    Initial Securities ......................................
          (b)    Option Securities .......................................
          (c)    Payment .................................................
          (d)    Denominations; Registration .............................

     SECTION 3.  Covenants ...............................................
                 ---------

     SECTION 4.  Payment of Expenses .....................................
                 -------------------
          (a)    Expenses ................................................
          (b)    Termination of Agreement ................................

     SECTION 5.  Conditions of Underwriter Obligations ...................
                 -------------------------------------
          (a)    Effectiveness of Registration Statement .................
          (b)    Opinion of Counsel for Company ..........................
          (c)    Opinion of Special Regulatory Counsel for Company .......
          (d)    Opinion of Counsel for Underwriter ......................
          (e)    Officers' Certificate ...................................
          (f)    Accountant's Comfort Letter .............................
          (g)    Bring-down Comfort Letter ...............................
          (h)    Maintenance of Rating ...................................
          (i)    No Objection ............................................
          (j)    Lock-up Agreements ......................................
          (k)    Conditions to Purchase of Option Securities .............
          (l)    Additional Documents ....................................
          (m)    Termination of Agreement ................................

     SECTION 6.  Indemnification .........................................
                 ---------------
          (a)    Indemnification of Underwriter ..........................
          (b)    Indemnification of Company, Directors and Officers ......
          (c)    Actions against Parties; Notification ...................
          (d)    Settlement without Consent if Failure to Reimburse ......

     SECTION 7.  Contribution ............................................
                 ------------

     SECTION 8.  Representations, Warranties and Agreements to Survive
                 ------------------------------------------------------
                 Delivery ................................................
                 --------

     SECTION 9.  Termination of Agreement
                 ------------------------
          (a)    Termination; General
          (b)    Liabilities

     SECTION 10. Default .................................................
                 -------

     SECTION 11. Notices .................................................
                 -------

     SECTION 12. Parties .................................................
                 -------

     SECTION 13. Governing Law and Time ..................................
                 ----------------------

     SECTION 14. Effect of Headings ......................................
                 ------------------

SCHEDULES
     Schedule A - Pricing Information  .............................. Sch A-1
     Schedule B - List of Subsidiaries .............................. Sch B-1
     Schedule C - List of Persons Subject to Lock-up ................ Sch C-1

EXHIBITS
     Exhibit A - Form of Opinion of Counsel for Company
                 Pursuant to Section 5(b).......................     A-1
     Exhibit B - Form of Opinion of Special Regulatory
                 Counsel for Company Pursuant to Section 5(c)...     B-1
     Exhibit C - Form of Lock-up Letter.........................     C-1

                                 SYNETIC, INC.

                            (a Delaware corporation)

                                  $150,000,000

                  Convertible Subordinated Debentures due 2007


                               PURCHASE AGREEMENT
                               ------------------

                                                             February [  ], 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Synetic, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of $150,000,000 aggregate principal amount of the Company's Convertible Subordinated Debentures due 2007 (the "Notes"), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of an additional $22,500,000 principal amount of Notes to cover over-allotments, if any. The aforesaid $150,000,000 principal amount of Notes (the "Initial Securities") to be purchased by the Underwriter and all or any part of the $22,500,000 principal amount of Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities". The Securities are to be issued pursuant to an indenture dated as of February [ ], 1997 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee").

     The Securities are convertible into shares of common stock, par value .01 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule A hereto.

     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, as amended (No. 333-21041), covering the registration of the Securities, and the indeterminate number of shares of Common Stock to be issuable upon conversion of the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.
                ------------------------------

     (a) The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter as follows:

       (i) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Prospectus or any amendment or supplement thereto was issued and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection (i) shall not apply to statements or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus or to the Form T-1 Statement of Eligibility and Qualification under the 1939 Act filed as Exhibit 25.1 to the Registration Statement (the "Form T-1").

       (ii) The accountants who are reporting upon the audited financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

       (iii) The consolidated financial statements of the Company included in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial statement schedules included in the Registration Statement present fairly the information required to be stated therein.

       (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (D) there has been no sale or grant of options, warrants or other rights to acquire shares of capital stock of the Company or other securities convertible into such shares, other than employee stock options under stock option plans approved prior to the date hereof on terms substantially similar to the stock option plans described in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

       (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of real property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

       (vi) Each of the operating subsidiaries of the Company set forth in Schedule B hereto (the "Operating Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each of the Operating Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of real property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable; and the capital stock of each of the Operating Subsidiaries is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind.

       (vii) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; the Common Stock conforms, in all material respects, to the description thereof contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; and each outstanding warrant, option or other right to acquire shares of capital stock of the Company, whether or not currently exercisable, conforms, in all material respects, to the description thereof in the Prospectus, to the extent described therein, and such description conforms, in all material respects, to the rights set forth in the instruments defining the same.

       (viii) The Securities are in the form contemplated by the Indenture, have been duly authorized and, when authenticated by the Trustee pursuant to the provisions of the Indenture and issued and delivered against payment of the consideration therefor set forth in this Agreement and the Indenture will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that such enforcement may be subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and court decisions with respect thereto and to the application of equitable principles in any proceeding, whether at law or in equity; and the Securities and the Indenture conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus; and all corporate action required to be taken by the Company for the authorization, issuance and sale of such Securities has been validly and sufficiently taken.

       (ix) The shares of Common Stock issuable upon conversion of the Securities at the initial conversion price set forth in the Indenture have been duly and validly authorized and reserved for issuance, and such shares, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be validly issued and fully paid and non-assessable and will not violate preemptive rights presently enjoyed by any present stockholder of the Company.

       (x) Neither the Company nor any of its Operating Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Operating Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Company or any of its Operating Subsidiaries is subject, except for such default or defaults that would not have a material adverse effect on the condition, financial or otherwise, or earnings or business of the Company and its subsidiaries, considered as one enterprise; and the execution and delivery by the Company of this Agreement, the Indenture and the Securities, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated herein and therein and the compliance by the Company with the terms hereof and thereof have been duly authorized by all necessary corporate action on the part of the Company and will not result in any violation of the charter or by-laws of the Company or the Operating Subsidiaries, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Company or any of its Operating Subsidiaries pursuant to, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Operating Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Company or any of its Operating Subsidiaries may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition, financial or otherwise, earnings or business of the Company and its subsidiaries, considered as one enterprise), or (B) any existing applicable law, rule or regulation of any government or governmental instrumentality, domestic or foreign, having jurisdiction over the Company or any of the Operating Subsidiaries or any of their respective properties (except for such existing applicable laws, rules or regulations of any government or governmental instrumentality, domestic or foreign, that would not have a material adverse effect on the condition, financial or otherwise, earnings or business of the Company and its subsidiaries, considered as one enterprise).

       (xi) No authorization, approval, consent or license of any governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Securities except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities or blue sky laws for the offering and sale of the Securities and the qualification of the Indenture under the 1939 Act.

       (xii) To the best knowledge of the Company, no labor problem exists with the Company's employees or with employees of its Operating Subsidiaries or is imminent that could materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company's or its Operating Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition, financial or otherwise, earnings or business of the Company and its subsidiaries, considered as one enterprise.

       (xiii) Except as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Operating Subsidiary that is required to be disclosed in the Registration Statement or that might result in any material adverse change in the condition, financial or otherwise, earnings or business of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties of the Company and its Subsidiaries considered as one enterprise or that could materially adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of the Operating Subsidiaries is a party or which affect any of their respective properties, that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not, considered in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, or business of the Company and its subsidiaries, considered as one enterprise.

       (xiv) There are no contracts or documents of the Company or any of the Operating Subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so described and filed.

       (xv) The Company and the Operating Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or the Operating Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

       (xvi) The Company and the Operating Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, know-how

     (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to carry on their businesses as presently conducted by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries, considered as one enterprise.

       (xvii) The Company and the Operating Subsidiaries own, possess or have obtained all governmental licenses or permits necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except to the extent that the failure to obtain such governmental licenses and permits would not materially adversely affect the condition, financial or otherwise, earnings or business of the Company and its subsidiaries, considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any license, permit, certificate, consent, order, approval or authorization that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, earnings or business of the Company and its subsidiaries, considered as one enterprise.

       (xiii) The Indenture has been duly authorized by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and court decisions with respect thereto and to the application of equitable principles in any proceeding, whether at law or in equity.

       (xix) Except as disclosed in the Registration Statement, no holder of securities of the Company has rights to the registration of securities of the Company because of the filing of the Registration Statement.

     (b) Any certificate signed by any officer of the Company or any subsidiary and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriter; Closing.
                 -----------------------------------------

     (a) Initial Securities . On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule A, the Initial Securities.

     (b) Option Securities . In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional $15,000,000 principal amount of Securities at the same price per share set forth in Schedule A for the Initial Securities, plus accrued interest, if any, from the Closing Date to the date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

     (c)  Payment.   Payment of the purchase price for, and delivery of
certificates for, the Initial Securities shall be made at the offices of Brown & Wood llp, One World Trade Center, 58th Floor, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third [fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day] business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by it.

     (d) Denominations; Registration . Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, which may be in temporary form, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants    (a) The Company covenants with the Underwriter as
                 ----------
follows:

     (i) The Company will notify the Underwriter immediately (A) of the effectiveness of the Registration Statement and any post-effective amendment thereto, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus and (E) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

       (ii) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (A) if the Company has not elected to rely upon Rule 430A, to the Prospectus or (B) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus, of which the Underwriter shall not have previously been advised and furnished a copy or to which the Underwriter or counsel for the Underwriter shall object.

       (iii) The Company has furnished or will furnish to the Underwriter two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as the Underwriter may reasonably request and has furnished or will furnish to the Underwriter as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriter may reasonably request.

       (iv) The Company will deliver to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the state securities laws. The Company will deliver to the Underwriter, without charge, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

       (v) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration

     Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) of the 1933 Act, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

       (vi) The Company will endeavor, in cooperation with the Underwriter, to qualify (or obtain an exemption from qualification of) the Securities, and the shares of Common Stock of the Company into which the Securities are convertible, for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to
                --------  -------
     qualify as a foreign corporation or a dealer in Securities in any jurisdiction in which it is not so qualified or subject itself to general taxation or to general service of process in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities, and the shares of Common Stock into which the Securities are convertible, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

       (vii) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

       (viii) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

       (ix) The Company will use its best efforts to maintain the quotation of the Common Stock through the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ NMS"), or any national securities exchange, during the period the Securities are outstanding.

       (x) For a period of five years after the Closing Time, the Company will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

       (xi) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

     (b) The Underwriter covenants and agrees with the Company that the Underwriter will reserve a maximum of $10,000,000 aggregate principal amount of the Initial Securities for offering and sale to certain directors, officers and employees of, and consultants to, the Company and its subsidiaries, and certain other persons, at the public offering price. Any such Initial Securities not purchased by such persons by the end of the first business day after the date on which the Registration Statement has become effective will be offered to the public by the Underwriter as set forth in the Prospectus.

     SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay all
                 -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter and the certificates for the Common Stock issuable upon conversion thereof, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) any fees payable in connection with the rating of the Securities, and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5. Conditions of Underwriter's Obligations.  The obligations of
                ---------------------------------------
the Underwriter hereunder are subject to the accuracy, in all material respects, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Underwriter's knowledge or the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto.

     (c) Opinion of Special Regulatory Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Emens, Kegler, Brown, Hill & Ritter Co., L.P.A., special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto.

     (d) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriter, with respect to the matters set forth in paragraph (i), (vii), (viii), (ix) and (x) of the form of Disclosure Opinion and the fifth and sixth paragraph of the form of 10b-5 Side Letter Opinion set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that, to such person's knowledge, (i) there has been no such material adverse change, (ii) the representations and warranties in

Section 1(a) hereof are true and correct, in all material respects, with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Arthur Andersen LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "Comfort Letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Arthur Andersen LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

     (j) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

     (i)  Officers' Certificate.  A certificate, dated such Date of Delivery, of
          ---------------------
the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains, to such person's knowledge, true and correct as of such Date of Delivery.

     (ii)  Opinion of Counsel for Company.  The favorable opinion of Shearman &
           ------------------------------
Sterling, counsel for the Company, together with the favorable opinion of Emens, Kegler, Brown, Hill & Ritter Co., L.P.A., special regulatory counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof, respectively.

     (iii) Opinion of Counsel for Underwriter. The favorable opinion of Brown &
           ----------------------------------
     Wood LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

     (iv) Bring-down Comfort Letter.  A letter from Arthur Andersen LLP, in form
          -------------------------
     and substance reasonably satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (k) Additional Documents. At Closing Time and at each Date of Delivery, if any, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy, in all material respects, of any of the representations or warranties, or the fulfillment, in all material respects, of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a)  Indemnification of Underwriter.   The Company agrees to indemnify and
hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     This indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus but eliminated or remedied in the Prospectus, it shall not inure to the benefit of the Underwriter from whom the person asserting the claim purchased the Securities (or to the benefit of any person who controls the Underwriter) if a copy of the Prospectus was not sent or given to such person at or prior to the time required under the 1933 Act and receipt thereof would have constituted, in and of itself, a defense to the claim asserted by such person.

     (b) Indemnification of Company, Directors and Officers . The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the

Registration Statement (or any amendment thereto), including the Rule 430A Information, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution.  If the indemnification provided for in Section 6
                -------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default.  If the Underwriter shall fail at Closing Time to
                 --------
purchase and pay for any of the Securities that it is obligated to purchase under this Agreement, then this Agreement shall terminate without liability on the part of the Company.

     No action taken pursuant to this Section shall relieve the Underwriter from liability, if any, in respect of such default.

     In the event of any such default which does not result in a termination of this Agreement, the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

     If the Company shall fail at the Closing Time to sell and deliver the number of Securities that it is obligated to sell, then this Agreement shall terminate without any liability on the part of the Underwriter.

     No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 11. Notices.  All notices and other communications hereunder shall
                 --------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at North Tower, World Financial Center, New York, New York 10281-1201, attention of _; and notices to the Company shall be directed to it at 669 River Drive, River Drive Center II, Elmwood Park, New Jersey 07407, attention of Vice President -- Finance.

     SECTION 12. Parties.  This Agreement shall each inure to the benefit of and
                 --------
be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  -----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  -------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                        Very truly yours,

                                        SYNETIC, INC.



                                        By  ___________________________
                                            Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By __________________________________
          Authorized Signatory

                                  SCHEDULE A

                                 SYNETIC, INC.

           $150,000,000 Convertible Subordinated Debentures due 2007



  1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

  2. The purchase price to be paid by the Underwriter for the Initial Securities shall be __% of the principal amount thereof.

  3.      The interest rate on the Securities shall be __% per annum.

  4. The Securities shall be convertible into shares of common stock, par value .01 per share, of the Company at an initial conversion price of $____ per share (equivalent to a conversion rate of ____ shares per $1,000 principal amount of Securities).

  5. The Debentures will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on or after February 15, 2000, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning February 15 of the years indicated below:



YEAR                                                PERCENTAGE
-----------------------                             -----------

                                                         %
------..........................................     ____
                                                         %
------..........................................     ____
                                                         %
------..........................................     ____
                                                         %
------..........................................     ____
       and thereafter...........................      100%
------

  In the event of redemption of less than all of the Debentures, the Debentures will be chosen for redemption by the Trustee as provided in the Indenture, but generally pro rata or by lot. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

                                    Sch A-1

                                   SCHEDULE B

                              List of subsidiaries


Porex Technologies Corp.

Avicenna Systems Corp.




                                    Sch B-1

                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up



Synetic, Inc.
SN Investors



                                    Sch C-1

                                                                       Exhibit A


                   FORM OF OPINIONS OF COUNSEL FOR COMPANY
                         TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)
                   ---------------------------------------


                               February __, 1997



Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, NY  10281-1201

                                 Synetic, Inc.
                  % Convertible Subordinated Debentures due 2007
                ------------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel to Synetic, Inc., a Delaware corporation (the "Company"), in connection with (i) the purchase by you of $150,000,000 aggregate principal amount (the "Initial Securities") of the Company's __% Convertible Subordinated Debentures due February 15, 2007 (the "Debentures") and an additional $22,500,000 aggregate principal amount (the "Option Securities") of Debentures which are subject to an over-allotment option granted to you, pursuant to the Purchase Agreement dated February __, 1997 (the "Purchase Agreement") by and between you and the Company and (ii) the registration of a presently indeterminable number of shares of Common Stock, $.01 par value per share, of the Company issuable upon conversion of such Debentures. The Initial Securities and the Option Securities are hereinafter referred to together as the "Securities." The Securities are being issued under an Indenture dated as of February __, 1997 (the "Indenture") between the Company and United States Trust Company of New York, as Trustee (the "Trustee").

     This opinion is being delivered pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

     In such capacity, we examined signed copies of the registration statement on Form S-3 (Registration No. 333-21041), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the

"Commission") on February 4, 1997 and of the amendments thereto filed by the Company with the Commission on February 7, 1997 and February __, 1997, respectively, and copies of the related prospectuses (the registration statement as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the rules and regulations of the Commission under the Securities Act, and also including the exhibits and schedules thereto and the documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement", and the final prospectus, dated February __, 1997, in the form which it was filed pursuant to Rule 424(b) of the Commission under the Securities Act, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus").

     A member of the Staff of the Commission advised us orally that the Registration Statement became effective under the Securities Act at __:__ _.M., New York City time, on February __, 1997. On February __, 1997, a member of the Staff of the Commission advised us orally that there was no stop order suspending the effectiveness of the Registration Statement. To our knowledge since that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings thereof initiated or threatened by the Commission.

     We have also examined executed copies of the Purchase Agreement, the Indenture and the originals, or copies, identified to our satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates of officers of the Company and certificates of public officials.

     For purposes of the opinions set forth in paragraphs (iii), (xii)(C) and
(xiii) below, we have relied as to factual matters, with your approval, solely on our examination of the minute books of the Company and Porex Technologies Corp. (together with its subsidiaries, "Porex") and inquiries of appropriate officers of the Company and, in the case of the opinions set forth in paragraph
(iii), on a certificate of an officer of the Registrar and Transfer Company, the registrar and transfer agent for the Common Stock. We have not conducted any independent review of the stock transfer ledger of the Company. In addition, for purposes of the opinion set forth in paragraph (iv), we have, with your approval, not conducted searches of lien, judgment or litigation records maintained by local, state or federal government agencies.

     For purposes of this opinion, we have assumed that (i) the Purchase Agreement is valid and binding on you and enforceable against you in accordance with its terms and (ii) the Indenture is valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

     Our opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinions herein concerning any other laws. In addition, with your approval, we express no opinion with respect to any laws, rules or regulations (whether at a federal, state or local level) pertaining to (i) the sale and distribution of medical devices, including, but not limited to, the Medical Device Amendments of 1976 to the federal Food, Drug and Cosmetic Act and regulations promulgated by the Food and Drug Administration or pertaining to the health care industry generally or
(ii) United States telecommunications laws. Accordingly, matters involving such laws, rules or regulations are excluded form this opinion.

     Based on the foregoing, we are of the opinion that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct is business as described in the Prospectus.

          (ii) Porex is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

          (iii) The authorized, and, to our knowledge, the issued and outstanding capital stock of the Company was, at December 31, 1996, as set forth in the Prospectus in the column "Actual" under the heading "Capitalization".

          (iv) All of the outstanding shares of capital stock of Porex have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are, to our knowledge, owned by the Company directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (v) The shares of Common Stock issuable upon the conversion of the Debentures have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued as provided in the Indenture, will be duly and validly issued and fully paid and non-assessable, and shareholders of the Company will have no preemptive rights with respect to the issuance thereof upon conversion.

          (vi) The Common Stock conforms in all material respects as to legal matters to the description thereof in the Prospectus under the heading "Description of Capital Stock".

          (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (viii) The Securities have been duly authorized by the Company and, assuming that the Securities have been duly executed by the Company and authenticated by the Trustee, the Securities have been duly issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (ix) The Securities and the Indenture conform in all material respects as to legal matters to the respective descriptions thereof in the Prospectus under the heading "Description of Debentures."

          (x) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

          (xii) The execution and delivery by the Company of the Purchase Agreement and the Indenture, the consummation by the Company of the transactions contemplated in the Purchase Agreement and the Indenture, including the execution and delivery of the Securities, and compliance by the Company with the terms thereof will not result in any violation of the Certificates of Incorporation or By-laws of the Company or Porex, and will not conflict with, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Porex pursuant to (A) any of the agreements set forth on Schedule 1 to the Officer's Certificate attached hereto as Annex A (except for such conflicts, defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (subject to the provisions of the seventh paragraph beginning on page 3 of this opinion letter), other than the securities or blue sky laws of the various states, as to which, in each case, we express no opinion or

     (C) any judgment, order or decree known to us of any U.S. government or governmental instrumentality or court having jurisdiction over the Company or Porex or any of their respective properties (except for such conflicts, defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise).

          (xiii) To our knowledge, no authorization, approval, consent or license of any government, governmental instrumentality or court is necessary for the valid authorization, issuance, sale and delivery by the Company of the Securities pursuant to the Purchase Agreement, except such as may be required by the Securities Act, the 1939 Act and the Securities or Blue Sky laws of the various states.

          (xiv) The descriptions in the Prospectus of the contracts and other documents described under "Business -- Healthcare Communications Business -
     - Recent Acquisitions" pertaining to the Avicenna and CareAgents acquisitions and "Business --Certain Corporate History" pertaining to the Purchase and Divestiture (as such terms are described in the Prospectus) are accurate and fairly summarize the information required to be shown.

          (xv) The statements made in the Prospectus under "Risk Factors -- Certain Litigation", to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

          (xvi) Each of the acquisitions described in the Registration Statement under the caption "Business--Healthcare Communications Business-- Recent Acquisitions" and the Purchase and Divestiture (as such terms are described in the Prospectus) were duly and validly authorized and approved by all necessary corporate action of the Company, including, without limitation, requisite approval by the stockholders of the Company.

          This opinion is furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                         Very truly yours,

                               February __, 1997



Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, NY  10281-1201


                                 Synetic, Inc.
                __% Convertible Subordinated Debentures due 2007
                ------------------------------------------------


Ladies and Gentlemen:

          We are acting as counsel to Synetic, Inc., a Delaware corporation (the Company"), in connection with (i) the purchase by you of $150,000,000 aggregate principal amount (the "Initial Securities") of the Company's __% Convertible Subordinated Debentures due February 15, 2007 (the "Debentures") and an additional $22,500,000 aggregate principal amount (the "Option Securities") of Debentures which are subject to an over-allotment option granted to you, pursuant to the Purchase Agreement dated February __, 1997 (the "Purchase Agreement") by and between you and the Company and (ii) the registration of a presently indeterminable number of shares of Common Stock, $.01 par value per share, of the Company issuable upon conversion of such Debentures. The Initial Securities and the Option Securities are hereinafter referred to together as the "Securities." The Securities are being issued under an Indenture dated as of February __, 1997 (the "Indenture") between the Company and United States Trust Company of New York, as Trustee (the "Trustee").

          In such capacity, we examined signed copies of the registration statement on Form S-3 (Registration No. 333-21041) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the

"Commission") on February 4, 1997, and of the amendments thereto filed by the Company with the Commission on February 7, 1997 and February __, 1997, respectively, and copies of the related prospectuses (the registration statement as amended at the time it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the rules and regulations of the Commission under the Securities Act, and also including the exhibits and schedules thereto and the documents incorporated by reference therein, being hereinafter referred to as the "Registration Statement", and the final prospectus dated February __, 1997, in the form which it was filed pursuant to Rule 424(b) of the Commission under the Securities Act, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus").

          We also reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus with certain officers or employees of the Company, with its counsel and its auditors, and with representatives of the Underwriters. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraphs
(vi), (ix), (xix) and (xv) and (ix) of our opinion addressed to you, dated the date hereof. In addition, with your approval, we express no opinion with respect to any laws, rules or regulations (whether at a federal, state or local level) pertaining to (i) the sale and distribution of medical devices, including, but not limited to, the Medical Device Amendments of 1976 to the federal Food, Drug and Cosmetic Act and regulations promulgated by the Food and Drug Administration or pertaining to the health care industry generally or (ii) United States telecommunications laws. Accordingly, matters involving such laws, rules or regulations are excluded from this letter.

          Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, the documents incorporated by reference in the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, to which we express no view), at the time they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder.

          We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, (i) in our opinion, the Registration Statement and the

Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which we express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) no facts came to our attention which gave us reason to believe that (a) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which we have not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) we do not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings of a character required to be described in the Prospectus that are not so described; and (iv) we do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

          This letter is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                    Very truly yours,

                                                                       Exhibit B


           FORM OF OPINION OF SPECIAL REGULATORY COUNSEL FOR COMPANY
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


February [  ], 1997

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1201

Re: Registration Statement (Registration No. 333-21041) dated February 4, 1997, (as amended or supplemented to date) of Synetic, Inc.

Dear Sirs and Madams:

Please be advised that the undersigned attorneys at law are duly authorized to practice in the State of Ohio and have represented Synetic, Inc., a Delaware corporation (the "Company"), in connection with certain aspects of a Registration Statement on Form S-3 (Registration No. 333-21041) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). This opinion ("Opinion") is being provided at the request of the Company pursuant to the requirements of
Section 5(c) of the Purchase Agreement dated February [ ], 1997 (the "Purchase Agreement") by and between you and the Company, relating to the sale by the Company to you of $150,000,000 aggregate principal amount (the "Initial Securities") of the Company's _% Convertible Subordinated Debentures due February 15, 2007 (the "Debentures") and up to an additional $22,500,000 aggregate principal amount (the "Option Securities") of Debentures which are subject to an over-allotment option granted to you. The Initial Securities and the Option Securities are hereinafter referred to together as the Securities. The Securities are being issued under an Indenture dated as of February [ ], 1997 (the "Indenture") between the Company and United States Trust Company of New York, as Trustee (the "Trustee"). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

For purposes of this Opinion we have examined the Purchase Agreement, the Registration Statement, the Prospectus, the Indenture and such other federal and state laws as we have deemed necessary or appropriate to render the opinions set forth herein.

BASED ON THE FOREGOING, AND SUBJECT TO THE LIMITATIONS SET FORTH HEREIN AND HAVING REGARD FOR SUCH LEGAL CONSIDERATIONS AS WE DEEM RELEVANT, WE ARE OF THE FOLLOWING OPINION:

Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
February [ ], 1997



  (i) The statements and descriptions made in the Prospectus under the captions "Risk Factors--Government Regulation of Healthcare," "Risk Factors-- Government Regulation of Porex" and _, to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information required to be disclosed therein in all material respects.

  (ii) The execution and delivery of the Agreement and the consummation of the transactions contemplated in the Agreement do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute default under, or result in the creation of a lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under any existing applicable federal or state law, rule or regulation governing the sale or distribution of pharmaceutical products or the pharmaceutical industry generally or the provision of medical services or the relationship between pharmacists and customers.

  (iii) We do not know of any federal or state law, rules or regulations governing the sale or distribution of pharmaceutical products or the pharmaceutical industry generally or the provision of medical services or the relationship between pharmacists and customers, or any pending or threatened legal or governmental proceedings in respect of such statutes, rules or regulations, required to be described in the Prospectus that are not described as required.

  (iv) The descriptions in the Prospectus of the federal and state laws, rules or regulations governing the sale or distribution of pharmaceutical products or the pharmaceutical industry generally or the provision of medical services or the relationship between pharmacists and customers, and the legal or governmental proceedings in respect of such laws, rules or regulations, fairly summarize the information required to be shown.

  We are members of the bar of the State of Ohio and do not hold ourselves out as experts on the law of any other state. Therefore, this Opinion does not relate to the laws of any state other than the State of Ohio except insofar, and only insofar, as the Opinion addresses aspects of pharmacy law that are specifically relevant to the rendering of this Opinion. You should be aware that we are only admitted to the practice of law in the State of Ohio and any opinion herein as to the laws of other states is based solely on the latest compilations of the pharmacy statutes and case law of other states available to us.

  This Opinion constitutes our professional legal opinion as to the certain legal consequences of, and the applicability of, certain laws to the Registration Statement and Prospectus. However, it is not a guarantee and should not be considered as such.

  This Opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This Opinion is given solely for the benefit of the Company, Shearman & Sterling, and you and no other party is entitled to rely on anything contained herein without

Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
February [ ], 1997



our prior written consent. This Opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in, or new developments that might affect, any matters or opinion set forth herein.

  Sincerely,

  EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.

  By:_____________________________________________

                    FORM OF LOCK-UP PURSUANT TO SECTION 5(I)

                                                                       Exhibit C

                                       , 1997
                                      _

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
North Tower
World Financial Center
New York, New York  10281-1209

  Re:      Proposed Public Offering by Synetic, Inc.
           -----------------------------------------

Dear Sirs:

  The undersigned, a stockholder of Synetic, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of $150,000,000 aggregate principal amount of the Company's Convertible Subordinated Debentures due 2007 (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 90 days from the date of the Purchase Agreement (the "Lockup Period"), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (the transactions in clauses (i) and (ii) collectively the "Common Stock Offerings"). Notwithstanding the foregoing, the undersigned may, during the Lockup Period, (i) issue Common Stock upon the exchange of the Debentures,
(ii) engage in Common Stock Offerings pursuant to employee benefits plans, (iii) issue Common Stock upon exercise of currently outstanding options or warrants, or (iv) engage in Common Stock Offerings in connection with investments in, acquisitions of, or mergers or other combinations with other companies.

                                        Very truly yours,


                                        Signature:

                                        Print Name:


                                      C-1